EXHIBIT 99.1

Nasdaq Grants MDI Extension Until November 7, 2005 to Meet Bid Price Requirement

Wednesday May 11, 4:40 pm ET

SAN ANTONIO—(BUSINESS WIRE)—May 11, 2005—MDI, Inc. (Nasdaq:MDII - News) today announced that it had received a letter from The Nasdaq granting the Company an additional 180 days, or until November 7, 2005, to meet the minimum $1.00 bid price. The Company transferred to the Nasdaq SmallCap Market from the National Market on May 3, 2005.

Richard A. Larsen, Senior Vice President of MDI, Inc., said, “The Nasdaq has determined that the Company is entitled to the 180 day compliance period because it meets all the other initial inclusion criteria for the SmallCap Market (except for the bid price). Specifically, the Company meets The Nasdaq SmallCap Market initial listing requirements for (i) Stockholders’ equity; (ii) Number of publicly held shares; (iii) Market value of publicly held shares; (iv) Number of round-lot shareholders; (v) Number of market makers; and (vi) Corporate governance.”

Mr. Larsen added, “If at any time before November 7, 2005, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it is in compliance with the Nasdaq rules.”

Forward-Looking and Cautionary Statements

Except for historical information and discussions contained herein, certain statements included in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

Contact:
MDI, Inc., San Antonio
Investor Relations Contact:
Richard A. Larsen, Esq., 210-582-2664
Richard.Larsen@mdisecure.com